UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

                             DATASCENSION INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


6330 McLeod Drive, Suite 1, Las Vegas, NV            89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2005, the Company's Chief Executive Officer and Chairman of the Board, Murray Conradie, announced his resignation from the Company to focus on the development of Nutek Oil Inc. This change will take effect on April 1, 2005.

Effective April 1, 2005, Scott Kincer, the Company's current Chief Operating Officer will be appointed the Chief Executive Officer and Chairman of the Board. It is not anticipated that Mr. Kincer's employment contract will be altered or materially affected with this change.

The Company's Chief Financial Officer and member of the Board of Directors, Jason Griffith, announced his resignation from the Company to focus on the development of his CPA firm and Nutek Oil Inc. He will be transferring control of the recordkeeping for the Company to the California office as of April 1, 2005.

Both Mr. Conradie and Mr. Griffith will remain as consultants to the Company.


ITEM 8.01 Other Events

As of April 1, 2005, the Company's corporate head office will be located at 145
S. State College Blvd, Suite 350, Brea CA 92821. The new company phone number will be 714-482-9750 and 714-482-9751 (fax). This address and contact information is the current location for the Datascension International California office.


ITEM 9.01 Financial Statements and Exhibits

(c)    Exhibits

Under Regulation FD Disclosure, the Company is filing the press release from March 3, 2005 as an 8-K.

10.1    Press Release dated March 3, 2005.



SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2005.

                                Datascension Inc.


                                By: /s/ Murray N. Conradie
                                ---------------------------
                                Murray N. Conradie, CEO


                                By: /s/ Jason F. Griffith
                                ---------------------------
                                Jason F. Griffith, CFO